UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 24, 2010

METROPOLITAN HEALTH NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

0-28456	65-0635748
(Commission file number)	(I.R.S. Employer Identification No.)

250 Australian Avenue, Suite 400
West Palm Beach, FL 33401
            (Address of principal executive offices, including zip code)

(561) 805-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2010 Annual Bonus Plan

On February 24, 2010, upon the recommendation of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Metropolitan Health Networks, Inc. (the “Company”), the Board established the target bonus amounts and the performance criteria applicable to the Company's 2010 bonus plan for executive officers and certain key management employees (the “Bonus Plan”).

The Bonus Plan is a performance-based, cash incentive plan designed to promote the interests of the Company and its shareholders by providing employees with financial rewards upon achievement of specified individual and team business objectives, as well as helping the Company attract and retain key employees.

In addition to other participants, each of the Company’s Chief Executive Officer, Chief Financial Officer, President and Chief Operating Officer and General Counsel are eligible to participate in the Bonus Plan (the “Executive Officers”).

For the Executive Officers, bonuses will be payable under the Bonus Plan based upon the Company’s income before income taxes for the year ending December 31, 2010 (“2010 IBIT”).

For any bonus to be paid to an Executive Officer under the Bonus Plan, the Company must first achieve at least 80% (the “Threshold Goal”) of its budgeted 2010 IBIT (the “Budgeted IBIT”).  Provided the Threshold Goal is satisfied, the Executive Officers shall receive some level of bonus.

In the event that the Company achieves 100% of the Budgeted IBIT (the “Target Goal”), the Executive Officers will be entitled to receive a bonus (the “Target Bonus”) equal to the percentage of their base salary set forth below.

Title	Percentage of Base Salary at Target
Chief Executive Officer	70%
Chief Financial Officer	50%
President and Chief Operating Officer	50%
General Counsel	40%

Actual bonuses payable may be as high as 250% of the Target Bonus or as low as zero depending on the Company's 2010 IBIT.

As a general rule, bonus awards under the Bonus Plan are subject to the participant’s employment with the Company as of December 31, 2010.  However, pursuant to our amended and restated employment agreement with our Chief Executive Officer, dated as of March 1, 2010, we have agreed to pay our Chief Executive Officer a time prorated bonus based upon the actual amount of his service and based upon the percentage by which the Company’s IBIT for the six month period ended June 30, 2010 exceeds or misses budget for such period.  The resulting percentage based upon 6 month IBIT will then be used to calculate the CEO’s bonus in a manner that is comparable to the way percentages based upon 2010 IBIT numbers are used to calculate other executive officer bonuses.

Except for the prorated bonus to the CEO, expected to be paid on or before August 15, 2010, bonuses pursuant to the Bonus Plan are anticipated to be paid once the Company completes the audit of its financial statements for the fiscal year ending December 31, 2010.

Section 9 – Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits
10.1	Summary Description of 2010 Bonus Plan for Certain Executive Officers and Key Management Employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2010	METROPOLITAN HEALTH NETWORKS, INC.

/s/ Roberto L. Palenzuela
By: Roberto L. Palenzuela
Secretary and General Counsel